                                                                    EXHIBIT 7.01
JOINT FILING STATEMENT



Pursuant to Rule 13d-1(f)(1), each of the undersigned hereby consents to the joint filing of a statement on Schedule 13D with respect to shares of Class A Common Stock, $0.01 par value, of Sinclair Broadcasting Group, Inc., on behalf of each of them.

Date: January 23, 1997

Signature:    BANKERS TRUST NEW YORK CORPORATION


              By:       s/ James T. Byrne,  Jr.
                     ------------------------------------------
              Name:  James T. Byrne, Jr.
              Title: Senior Vice President


Signature:    PYRAMID VENTURES, INC.

              By:       s/ Brian Talbot
                     ------------------------------------------
              Name:  Brian Talbot
              Title: Secretary/Treasurer


Signature:    BANKERS TRUST COMPANY


              By:       s/  James T. Byrne, Jr.
                     ------------------------------------------
              Name:  James T. Byrne, Jr.
              Title: Senior Vice President


Signature:    BANKERS TRUST INTERNATIONAL PLC
 .

              By:       s/ James T. Byrne, Jr.
                     ------------------------------------------
              Name:  James T. Byrne, Jr.
              Title: Senior Vice President

Signature:    BT SECURITIES CORPORATION


              By:       s/ Thomas Quane
                     ------------------------------------------
              Name:  Thomas Quane
              Title: Controller



\BTCAP\SINCLAIR\13D.3